Exhibit 5.10

February 27, 2025

Entergy Texas, Inc.

2107 Research Forest Drive

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel for Entergy Texas, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-266624-02) (the “Registration Statement”), relating to, among other things, the offer and sale of $500,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 5.25% Series due April 15, 2035 (the “Bonds”). The Bonds have been issued pursuant to the Company’s Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, with The Bank of New York Mellon, as trustee (the “Trustee”) (the Indenture, Deed of Trust and Security Agreement as amended and supplemented, including by the officer’s certificate dated as of February 24, 2025 establishing the terms of the Bonds, being hereinafter referred to as the “Mortgage”).

In our capacity as such counsel, we have examined the Registration Statement and the Mortgage, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified, facsimile or electronic copies and the authenticity of the originals of such latter documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that the Bonds are binding obligations of the Company.

Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Entergy Texas, Inc.

February 27, 2025

This opinion is limited to the laws of the State of New York. As to all matters of Texas law, we have relied upon the opinion of even date herewith addressed to you of Husch Blackwell LLP, Texas counsel to the Company, which is being filed as Exhibit 5.11 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. As to all matters of the laws of the State of New York, Husch Blackwell LLP is authorized to rely on this opinion as if it were addressed to them.

We further note that our opinion regarding the binding nature of the Company’s obligations with respect to the Bonds may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.10 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, and to the references to our firm, as counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP